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                  HOME SAVINGS BANK OF ALBEMARLE, INC., S.S.B.
                                 SEVERANCE PLAN


     THIS IS THE SEVERANCE PLAN ("PLAN") OF HOME SAVINGS BANK OF ALBEMARLE, INC., S.S.B. (THE "BANK"), A NORTH CAROLINA-CHARTERED SAVINGS BANK, WITH ITS PRINCIPAL OFFICE IN ALBEMARLE, NORTH CAROLINA, ADOPTED BY THE BOARD OF DIRECTORS OF THE BANK, TO BE EFFECTIVE ON THE DATE SET FORTH ON THE LAST PAGE HEREOF.

     1.  Purpose.  The purpose of this Plan is to aid the Bank in attracting and
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retaining capable employees by providing the employees with the severance benefits set forth herein in the event that there is a change in control of the Bank. For purposes of this Plan, the term "Employee" means and includes all non-officer employees of the Bank employed on a full time basis on the date of consummation or occurrence of a "Change in Control" (as defined in Subparagraph 2(c) below), excluding any non-officer employee employed by the Bank on such date pursuant to a written employment agreement or a written special termination agreement between any such employee and the Bank. For purposes of this Plan, the term "Officer" means and includes any person employed by the Bank as an officer (as designated by the Board of Directors of the Bank) on a full time basis on the date of consummation or occurrence of a "Change in Control" (as defined in Subparagraph 2(c) below), excluding any officer employed by the Bank on such date pursuant to a written employment agreement or a written special termination agreement between any such officer and the Bank.

     2.   Severance Benefits.
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     (a)  Officers and Employees shall be entitled to receive severance benefits as follows:

          (i) Officers: In the event (i) the Bank or its successor terminates the employment of any Officer in connection with, or within twenty-four (24) months after, a "Change in Control" (as defined in Subparagraph (c) below), other than for "cause" (as defined in Paragraph 3 below) or (ii) an Officer terminates his employment following a Termination Event pursuant to Paragraph 2(b) below, the Bank shall pay the Officer a severance benefit equal to the greater of (A) an amount equal to two weeks' salary at the Officer's existing salary rate at the time of termination multiplied times the Officer's number of complete years of service to the Bank or (B) the amount of one year's salary at the Officer's annual salary rate at the time of termination. Such sum shall be payable as provided in Subparagraph (e) below.

          (ii) Employees: In the event (i) the Bank or its successor terminates the employment of any Employee in connection with, or within twenty-four (24) months after, a "Change in Control" (as defined in Subparagraph (c) below), other than for "cause" (as defined in Paragraph 3 below) or (ii) an Employee terminates his employment following a Termination Event pursuant to Paragraph 2(b) below, the Bank shall pay the Employee a severance benefit equal to the greater of (A) an amount equal to two weeks' salary at the Employee's existing salary rate at the time of termination multiplied times the
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Employee's number of complete years of service to the Bank or (B) the amount of one month's salary at the Employee's existing salary rate at the time of termination; provided, however, that the severance benefit payable to the Employee shall not exceed an amount equal to the annual salary payable to any such Employee at his salary rate existing on the date of such termination.
Such sum shall be payable as provided in Subparagraph (e) below.

     (b) Any Employee and any Officer shall have the right to terminate his or her employment upon the occurrence of any of the following events (the "Termination Events") within twenty-four (24) months following a Change in Control:

          (i) The Employee's or Officer's annual base salary rate is decreased from the level existing at the effective time of the Change in Control; or

          (ii) The Employee or Officer is transferred to a location outside of Stanly County, North Carolina.

          A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

     (c) For the purposes of this Plan, the term "Change in Control" shall mean any of the following events:

          (i) a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K by the Bank or by any parent holding company of the Bank pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 as in effect on the date hereof (the "Exchange Act"); or

          (ii) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                 Act), directly or indirectly, of securities of the Bank or any parent holding company of the Bank representing 25 percent or more of the combined voting power of the outstanding capital stock of the Bank or any parent holding company of the Bank; or

          (iii) individuals who constitute the Board of Directors of the Bank or any parent holding company of the Bank on the date hereof (each, an "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or whose nomination for election by the shareholders of the Bank or any parent holding company of the Bank was approved by the Board of Directors of the Bank or any parent holding company of the Bank or any Nominating Committee of any such Board, as applicable, shall be considered as though he or she were a member of the Incumbent Board; or

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          (iv)   the Bank or any parent holding company of the Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where the Bank or any parent holding company of the Bank is not the surviving corporation in such transaction; or

          (v) all or substantially all of the assets of the Bank or any parent holding company of the Bank are sold or otherwise transferred to or are acquired by any other entity or group.

          Notwithstanding the other provisions of this Paragraph 2(c), neither
          (i) the conversion of the Bank from a mutual savings bank to a stock savings bank ("Conversion") pursuant to the rules and regulations regarding mutual to stock conversions, (ii) the acquisition of capital stock of the Bank by a parent holding company formed by the Bank to acquire the capital stock of the Bank issued in connection with a Conversion (iii) the sale by such parent holding company of its capital stock to the members of the Bank and the general public pursuant to the rules and regulations regarding Conversions, or (iv) any other event or transaction which the Board of Directors of the Bank shall determine is not a Change in Control for purposes of its Plan prior to the consummation or occurrence thereof, shall constitute a Change in Control. In addition, a transaction or event shall not be considered a Change in Control with respect to any Employee or Officer benefitted hereby if, prior to the consummation or occurrence of such transaction or event, such Employee or Officer and the Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Plan.

     (d) Amounts payable pursuant to this Paragraph 2 shall be paid, at the option of the Bank or any successor in one lump sum or in equal monthly payments over a period not to exceed a number of months equal to the Employee's or Officer's years of service with the Bank divided by two.

     (e) Following a Termination Event which gives rise to an Employee's or Officer's rights hereunder, the Employee or Officer shall have six (6) months from the date of occurrence of the Termination Event to terminate his or her employment pursuant to this Paragraph 2. Any such termination shall be deemed to have occurred only upon delivery to the Bank (or to any successor corporation) of written notice of termination which describes the Change in Control and Termination Event. If an Employee or Officer does not so terminate his employment within such six-month period, he or she shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such six month period has yet to expire.

     3.   Termination for "Cause."  Termination for "cause" shall include
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termination because of the Employee's or Officer's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

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     4.  Effect on Other Benefits.  The benefits payable to or owed to any
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Employee or Officer under this Plan shall not be reduced or otherwise affected by the Employee's or Officer's receipt or entitlement to benefits under (i) any agreement between the Employee or the Officer and the Bank or any parent holding company of the Bank, or (ii) any other fringe benefit, compensation, or other employee benefit plan of the Bank or any parent holding company of the Bank, including, but not limited to, stock option plan, restricted stock agreements or employee stock ownership plan. In addition, the benefits payable to or owed to any Employee or Officer under any such fringe benefit, compensation or other employee benefit plan of the Bank or any parent holding company of the Bank shall not be reduced or otherwise affected by the Employee's or Officer's receipt or entitlement to benefits under this Plan.

     5.  Binding Effect.  This Plan shall be binding upon any corporate or other
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successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Bank.

     6.  Modification, Waiver, Amendments.  Prior to the consummation or
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occurrence of a Change in Control, as defined herein, this Plan may be terminated, modified or amended in any manner whatsoever, by resolution adopted by the Bank's Board of Directors. Prior to the time of the consummation or occurrence of any Change in Control, no Employee or Officer shall have any vested rights pursuant to this Plan. After the consummation or occurrence of a Change in Control, all Employees and Officers shall have vested rights pursuant to this Plan, and this Plan may not be terminated or modified or amended in a manner to reduce the benefits payable to any Employee or Officer, without the written consent of such Employee or Officer.

     7.  Effect of Plan on Employees and Officers.  This Plan shall not confer
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upon any Employee or Officer of the Bank the right to continued employment with the Bank or any successor to the Bank, nor shall it limit the right of the Bank or any successor of the Bank to terminate the employment of any Employee or Officer at any time, subject to the terms hereof.

     8.  Withholding.  The Bank or any successor to the Bank shall have the
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right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld as a result of any payments required to be made under this Plan.

     9.  Governing Law.  Without regard to principles of conflicts of laws, the
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laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Plan.

     10.  Inspection of Plan.  A copy of this Plan, and any amendments thereto,
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shall be maintained by the Secretary of the Bank and shall be shown to any proper person making inquiry with respect thereto.

     11.  Waiver.  Any Employee and Officer shall have the right to waive the
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receipt of any benefits which would otherwise be payable to such Employee or
Officer pursuant to this Plan by executing a writing setting forth the terms of such waiver.

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     12.  Excise Taxes.  It is the intent of the parties hereto that all
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payments made pursuant to this Plan shall be deductible by the Bank for federal income tax purposes and not result in the imposition of an excise tax on any Employee or Officer. Notwithstanding anything contained in this Plan to the contrary, any payments to be made to or for the benefit of any Employee or Officer which are deemed to be "parachute payments," as such term is defined in
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), shall be modified or reduced to the extent, but only to the extent, reasonably deemed to be necessary by the Bank to avoid the imposition of excise taxes on the Employee or Officer under Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280G(a) of the Code.


Dated              , 19  .
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